Exhibit 21.1

SUBSIDIARIES OF JOHNSONDIVERSEY, INC.

NORTH AMERICA

United States

Delaware

Auto-C, LLC

Integrated Sanitation Management, Inc.

Johnson Diversey Puerto Rico, Inc.

Johnson Diversey Shareholdings, Inc.

Johnson Wax Diversey Shareholdings, Inc.

Professional Shareholdings, Inc.

The Butcher Company

JDI CEE, Inc.

Nevada

JWP Investments, Inc.

JWPR Corporation

JDI Holdings, Inc.

Ohio

DuBois International, Inc.

Wisconsin

JD Polymer, LLC

Canada

JohnsonDiversey Canada, Inc.

EUROPE/MIDDLE EAST/AFRICA

Austria

JohnsonDiversey Austria Trading GmbH

Belgium

JohnsonDiversey Belgium BVBA

Czech Republic

JohnsonDiversey Ceska republika s.r.o.

Egypt

DiverseyLever Egypt Limited

Johnson Diversey Egypt One, Limited

Johnson Diversey Egypt Trading Company, S.A.E.

Johnson Diversey Egypt Two, Limited

France

Johnson Professional Holdings S.A.S.

JohnsonDiversey (France) S.A.S.

Germany

DuBois Chemie GmbH

JohnsonDiversey Deutschland Management GmbH

JohnsonDiversey Deutschland GmbH & Co. OHG

Greece

JohnsonDiversey Hellas S.A.

Hungary

JohnsonDiversey Manufacture and Trade Limited Liability Company (official abbreviated name JohnsonDiversey Hungary Ltd.)

JohnsonDiversey Acting Off-shore Capital Management Limited Liability Company

Ireland

JohnsonDiversey Ireland Limited

DiverseyLever (Ireland) Limited

Ranger Hygiene Cleaning Systems Limited

Israel

JohnsonDiversey Israel Ltd.

Italy

JohnsonDiversey S.p.A.

Kenya

JohnsonDiversey East Africa Limited

Morocco

DiverseyLever Maroc S.A.

Netherlands

JohnsonDiversey B.V.

Diversey IP International B.V.

Johnson Wax Professional B.V.

JohnsonDiversey Europe B.V.

JohnsonDiversey Holdings II B.V.

Nigeria

JohnsonDiversey West Africa Limited

Poland

JohnsonDiversey Polska Sp. Z.o.o.

Portugal

JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A. (official abbreviated name JohnsonDiversey Portugal S.A.)

Romania

Johnson Diversey Romania S.R.L.

Russia

JohnsonDiversey LLC

Slovak Republic

JohnsonDiversey Slovensko, s.r.o.

Slovenia

Johnson Diversey d.o.o.

South Africa

JohnsonDiversey South Africa (Pty) Ltd.

Spain

JohnsonDiversey España, S.L.

Sweden

JohnsonDiversey Sverige AB

JohnsonDiversey Sverige Holdings AB

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Arab Emirates

JohnsonDiversey Gulf FZE

United Kingdom

Diversey (Europe) Limited

Diversey (UK) Limited

JohnsonDiversey Equipment Limited

JohnsonDiversey UK Holdings Ltd.

JohnsonDiversey UK Ltd.

DiverseyLever Limited

Diversey Industrial Limited

JohnsonDiversey UK Trustee Ltd.

Chemical Methods (Europe) Ltd.

ASIA/PACIFIC/JAPAN

Australia

JohnsonDiversey Australia Pty. Limited

Company No. ACN 000 065 725

China

DiverseyLever Hygiene (Guangdong) Ltd.

JohnsonDiversey Trading (Shanghai) Co., Ltd.

Hong Kong

JohnsonDiversey Hong Kong Limited

Johnson Wax Professional (Hong Kong) Limited

JohnsonDiversey Asia Holdings Limited

JohnsonDiversey Hong Kong RE Holdings Limited

India

JohnsonDiversey India Private Limited

Indonesia

PT Diversey Indonesia

Japan

JohnsonDiversey Co., Ltd.

Malaysia

JohnsonDiversey Holdings Sdn. Bhd.

JohnsonDiversey (Malaysia) Sdn. Bhd.

New Zealand

JohnsonDiversey New Zealand Limited

Pakistan

Johnson Diversey (Private) Limited

Philippines

JohnsonDiversey Philippines, Inc.

Singapore

JohnsonDiversey Singapore Pte. Ltd.

South Korea

JohnsonDiversey Korea Co., Ltd.

Taiwan

Johnson Diversey Taiwan Co., Ltd.

Thailand

JohnsonDiversey (Thailand) Ltd.

Johnson Polymer, Ltd.

AMERICAS

Argentina

JohnsonDiversey de Argentina S.A.

Aconcagua Distribuciones SRL

Barbados

Johnson Diversey (Barbados) Holdings Ltd.

Brazil

JohnsonDiversey Brasil Ltda.

Cayman Islands

Johnson Diversey Cayman, Inc.

JWP Investments Offshore, Inc.

Chile

JohnsonDiversey Industrial y Comercial de Chile Limitada

Colombia

JohnsonDiversey Colombia Limitada

Costa Rica

JohnsonDiversey Centro America S.A.

Dominican Republic

JohnsonDiversey Dominicana, S.A.

Guatemala

JohnsonDiversey Centroamerica S.A.

Jamaica

DiverseyLever Jamaica Limited

JohnsonDiversey Jamaica Limited

Wyandotte Chemicals Jamaica Limited

Mexico

JohnsonDiversey Mexico, S.A. de C.V.

Paraguay

JohnsonDiversey Paraguay SRL

Peru

JohnsonDiversey Perú S.A.C.

Uruguay

JohnsonDiversey de Uruguay S.R.L.

Venezuela

JohnsonDiversey Venezuela, S.A.